Exhibit 99.03

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3

Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386 and 333-157459.

• Form S-8

Nos. 33-50206, 33-64985, 333-02809, 333-02811, 333-49124, 333-56589, 333-65487, 333-77425, 333-94905, 333-58460, 333-58458, 333-63016, 333-89442, 333-101134, 333-107166, 333-112928, 333-124635, 333-148844, 333-148846, 333-154759 and 333-159128.

of Citigroup Inc. of our reports dated February 27, 2009, except as to Notes 1, 2, 3, 4, 5, 6, 7, 10, 11, 12, 17, 18, 19, and 33 which are as of October 13, 2009, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (“Citigroup”) as of December 31, 2008 and 2007, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2008 and 2007, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in Exhibit 99.02 Citigroup’s Current Report on Form 8-K filed on October 13, 2009.

The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes, effective January 1, 2009, where the Company adopted Statement of Financial Accounting Standards No. 160, “Non-controlling Interest in Consolidated Financial Statements — an amendment of Accounting Research Bulleting No. 51” and FSP EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”, and retrospectively adjusted the consolidated financial statements as of and for all periods included therein, and in 2007, in Citigroup’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction.

/s/ KPMG LLP

New York, New York

October 13, 2009